                                                                  EXHIBIT 10(iv)
                                AGREEMENT AMONG
                    NEW ENGLAND INVESTMENT COMPANIES, L.P.,
                    NEW ENGLAND INVESTMENT COMPANIES, INC.
                            AND EDWARD N. WADSWORTH
                            -----------------------

          THIS AGREEMENT made as of the sixteenth day of August, 1995 (hereinafter referred to as the "Effective Date"), by and among New England Investment Companies, L.P., a Delaware limited partnership (hereinafter referred to as the "Limited Partnership"), New England Investment Companies, Inc., a Massachusetts corporation which is the general partner of the Limited Partnership (hereinafter referred to as the "General Partner"), parties of the first part, and Edward N. Wadsworth (hereinafter referred to as "Employee"), party of the second part.

                                  WITNESSETH:
                                  -----------

          WHEREAS:

          A. Employee is currently employed by the Limited Partnership and the General Partner as an Executive Vice President; and

          B. The Limited Partnership and the General Partner wish to provide an inducement for Employee to remain in their employ so that they will have the continued benefit of his ability, experience and services;

          NOW, THEREFORE, in consideration of good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree as follows:

          1. Compensation on Termination
             ---------------------------

          As used in this Agreement, the term "Company" means and includes the Limited Partnership and the General Partner, or either of them. If the Company terminates Employee's employment other than for Cause or Disability (as defined in paragraphs 2(b) and 2(d) below) before the third anniversary of the Effective Date (such three year period being hereinafter referred to as the "Term"), or the Company Constructively Discharges Employee (as that Term is defined in paragraph 2(c) below) during the Term, and the Administrator (as defined in paragraph 2(a) below) determines in the good faith exercise of his sole discretion that such termination of employment or Constructive Discharge (as the case may be) is or was not primarily related to Employee's performance or the ordinary course of business, then the Company shall pay Employee the following amounts and provide him with the following benefits as severance compensation. Employee shall not be required to mitigate the amount of any payment or benefit provided for in this section 1 by seeking other employment or otherwise, nor shall any compensation earned by Employee in other employment or otherwise reduce the amount of any payment or benefit provided for in this section 1.

          (a) The Company shall pay Employee his salary (as defined in paragraph 2(c)(iii) below) prorated through the date of termination;

          (b) The Company shall pay Employee any accrued but unpaid bonus award for Employee's services in the calendar year preceding the date of termination, and a prorated bonus award for the calendar year in which the date of termination occurs, such prorated bonus award to be determined by multiplying the "Bonus Amount" as defined in paragraph 1(d) below by a fraction the numerator of which is the number of days in the calendar year of termination that precede the date of termination and the denominator of which is the number 365;

          (c) The Company shall pay Employee a lump sum amount, on or before the tenth day after the date of termination, equal to one and one-half (1 1/2) times his salary ( as defined in paragraph 2(c)(iii) below, based on the highest rate in effect during the Term);

          (d) The Company shall pay Employee a lump sum amount, on or before the tenth day after the date of termination, equal to one and one-half (1 1/2) times the "Bonus Amount" as hereafter defined. For purposes of this section 1, the "Bonus Amount" shall mean Employee's Salary (as defined in paragraph 2(c)(iii) below, based on the highest rate in effect during the Term), multiplied by the greater of (i) and (ii) where (i) is 40% and (ii) is the percentage of his Salary (as defined in paragraph 2(c)(iii) below) which Employee was given the opportunity to earn as an annual bonus for services in the calendar year in which the date of termination occurs if the Company attains the target bonus performance objective designated by the Board (or a committee thereof) for such calendar year;

          (e) The Company shall pay or provide Employee, his dependents and beneficiaries with the payments, coverages, benefits and age, pay and service credit for benefits described in clauses (A) and (B) of paragraph 2(c)(viii) below for one and one-half years after the date of termination (with the compensation described in paragraphs 1(c) and (d) above being considered paid to him, for purposes of this paragraph 1(e), ratably over such one and one-half year period); provided, however, that if and to the extent the Company determines that such payments, coverages, benefits and age, pay and service credit for benefits cannot be paid or provided under the plans in question due to Internal Revenue Code or other restrictions, the Company shall provide tax-equivalent payments, coverages, benefits and age, pay and service credit for benefits through other means reasonably satisfactory to Employee, and, provided further, that if Employee obtains full time employment within one and one-half years after his date of termination, any payments under welfare benefit plans to be provided under this paragraph shall be reduced to the extent Employee receives payments under comparable plans of the successor employer;

          (f) Employee's benefits accrued through the date of termination, and any benefits accrued pursuant to the provisions of paragraph 1(e) above, under any and all qualified or non-qualified defined benefit pension plans or defined contribution pension, profit sharing or stock bonus plans shall become immediately vested and non-forfeitable on the date of termination; if and to the extent the Company determines that such vesting cannot be accomplished under the plan in question due to Internal Revenue Code or other restrictions, the Company shall provide tax equivalent benefits to Employee through other means reasonably satisfactory to Employee; and

          (g) If any payment (within the meaning of Section 280G(b)(2) of the Internal Revenue Code of 1986 as amended) or distribution by or on behalf of the Company to or for the Benefit of Employee pursuant to the terms of this Agreement, either alone or in conjunction with any other payment or distribution to or for the Benefit of Employee ( a "Payment"), including any payment pursuant to this paragraph, is subject to the excise tax imposed by section 4999 of the Internal Revenue Code of 1986 as amended, or any interest or penalties are incurred by Employee with respect to such excise tax (such excise tax, together with any such interest or penalties, being hereinafter collectively referred to as the "Excise Tax"), then Employee shall be entitled to receive on demand an additional payment from the Company under this Agreement (a "Tax Payment") in an amount such that after payment by Employee of all taxes (including any interest and penalties imposed with respect to such taxes), including but not limited to any Excise Tax, imposed upon the Tax Payment, Employee retains an amount of the Tax Payment equal to the Excise Tax imposed upon the Payment.

          2.   Certain Definitions
               -------------------

          (a)  Administrator. As used in section 1 of this Agreement, the term
               -------------
"Administrator" means Peter S. Voss or, if Peter S. Voss should at any time be unable or unwilling to serve in that capacity, such other person or entity (whether affiliated with the Company or not) as Peter S. Voss may designate in writing as the person or entity who or which should act in his place and stead to determine whether any termination of employment or Constructive Discharge of Employee during the Term is or was not primarily related to Employee's performance or the ordinary course of business with the meaning of section 1 of this Agreement. If such person or entity is not an officer, director or employee of the Company, such person or entity's reasonable fees and expenses for serving in the capacity of Administrator shall be borne by the Company. The Administrator's determination shall be final, binding and conclusive on the Company, the Employee and all persons claiming under or through any of them. The Company hereby agrees to indemnify and hold harmless any person or entity serving as the Administrator against any claims, losses, judgments, and causes of action arising out of or relating to such person's or entity's service as Administrator under this Agreement.

          (b) Cause. For purposes of this Agreement,
              -----
Employee shall be considered to be terminated for "Cause" only

               (i) if Employee is convicted of a felony under the laws of the United States or any state thereof;

               (ii) if employee engages in willful malfeasance having a material adverse effect on the Company; or

               (iii) if Employee willfully and repeatably fails to substantially perform the duties and responsibilities attached to his position on the Effective Date, except by reason of total or partial incapacity due to accident or physical or mental illness.

However, in no event (other than clause 2(b)(i) above)shall Employee be considered to be terminated for "Cause" unless and until the following conditions are satisfied:


          (A) Employee is given reasonable notice and a reasonable opportunity to be heard at a meeting of the Board of Directors of the Company called for the purpose of determining whether "Cause" exists for termination of Employee's employment;

          (B) A resolution is duly adopted at such meeting by the affirmative vote of not less than two-thirds of the entire membership of the Board directing the Secretary of the Company to give Employee written notice (the "Warning Notice") of the Board's determination to terminate Employee's employment for "Cause" if the acts or omissions specified in the Warning Notice are not discontinued, and the Secretary of the Company gives Employee such written notice; and

          (C) Employee does not discontinue the acts or omissions in question within 30 days of his receipt of the Warning Notice;

Anything in this paragraph 2(b) to the contrary notwithstanding, the employment of Employee shall in no event be considered to be terminated by the Company for Cause if termination of his employment takes place (I) as the result of bad judgment or negligence on the part of Employee other than willful or reckless misconduct, (II) for any act or omission in respect of which a determination could properly be made that Employee met the applicable standard of conduct prescribed for indemnification or reimbursement or payment of expenses of an officer or director under the Bylaws or Limited Partnership Agreement of the Company or the laws of Delaware or Massachusetts or the directors' and officers' liability insurance of the Company, in each case as in effect at the time of such act or omission, (III) as the result of an act or omission which occurred more than twelve calendar months prior to Employee's having been given Notice of Termination for such act or omission unless the commission of such act or omission was not at the time of such commission or omission known to a member of the Board, in which case more than twelve calendar months from the date the commission of such act or omission was so known, (IV) as the result of a continuing course of action which commenced and was known to a member of the Board more than twelve calendar months prior to Notice of Termination having been given to Employee, or (V) because of an act or omission reasonably believed by Employee in good faith to have been in or not opposed to the interests of the Company.

          (c) Constructive Discharge. For purposes of this Agreement, the Company shall be considered to

"Constructively Discharge" Employee if any act or omission that is identified below in this paragraph 2(c) occurs other than (x) in connection with termination of Employee's employment for Cause or Disability as defined in this Agreement, or (y) with Employee's written consent; provided that in no event shall the Company be considered to "Constructively Discharge" Employee unless and until (I) Employee gives the Board written notice describing the act or omission in reasonable detail within 60 days after the Employee first knows (or should have known) of the act or omission, (II) the act or omission is not cured within 45 days after the Board receives such written notice, and (III) Employee terminates his employment on 10 days' advance written notice to the Company given within 90 days after the close of such 45 day cure period:

          (i) Any (A) failure to re-designate Employee as, or (B) removal of Employee from, or failure to re-elect Employee to, the position of, Executive Vice President and General Counsel of the Company;

          (ii) Any material limitation or expansion of the duties, functions, authority or responsibilities attached to Employee's position on the Effective Date;

          (iii) Any failure by the Company to pay Employee a salary at an annual rate equal to at least $212,500 plus such increases (if any) as may be approved by the Board from time to time, in substantially equal installments at monthly or more frequent intervals in accordance with the normal payroll practices of the Company, or to review Employee's salary rate at least annually following the date of this Agreement to ascertain whether, in the sole, good faith judgment of the Board, such rate should be increased in light of Employee's performance, competitive pay levels or such other factors (if any) as the Board may deem relevant

(Employee's annual base salary at the rate specified above and including any increases being referred to in this Agreement as his "Salary");

          (iv) Any removal of Employee's office from the Company's principal executive offices or to a location that (A) is more than 35 miles from its present location, and (B) increases Employee's commuting distance from his residence; or

          (v) Any objectively demonstrable, substantial increase in the business travel required of Employee above present levels unless the additional travel is both appropriate for Employee's position described above and substantially related to the business and affairs of the Company or its direct or indirect subsidiaries (any direct or indirect subsidiary of the Company, including partnerships, limited liability companies, business trusts and other entities as well as corporations, being hereinafter referred to as a "subsidiary"); or

          (vi) Any objectively demonstrable failure by the Company to provide Employee with the opportunity to earn an annual bonus for each calendar year that coincides in whole or in part with the Term, equal to at least 40% of his Salary for such year if the Company attains the target bonus performance objective designated by the Board (or a committee thereof) for such calendar year, and equal to at least 80% of his Salary for such year if the Company attains the maximum bonus performance objective designated by the Board (or a committee thereof) for such calendar year, or to provide Employee with the opportunity to earn such a bonus based on performance objectives not substantially more difficult to attain than those applicable to Employee's target and maximum bonus opportunities for 1994;

          (vii) Any objectively demonstrable failure by the Company to select Employee to participate in any other compensation or incentive plan of a long or short term nature in which other senior executives of the Company having responsibilities comparable to Employee's then generally participate, or to provide Employee with a compensation opportunity under any such plan that is as favorable as the compensation opportunity provided to any other participating executive having responsibilities comparable to Employee's;

          (viii) Any substantial, objectively demonstrable failure by the Company to provide Employee, his dependents and beneficiaries, including without limitation any beneficiary of a joint and survivor or other optional method of payment applicable to the payment of benefits under the Company's tax-qualified retirement plans, with (A) all payments, coverages, benefits and age, pay and service credit for benefits as a result of employment to which other senior officers of the Company, their dependents and beneficiaries are then entitled under the employee benefit plans and practices of the Company and its subsidiaries, including without limitation any qualified or non-qualified pension, profit sharing and savings plans, death benefit plans (including split dollar life insurance plans and group life insurance plans providing group term life insurance, accidental death and dismemberment insurance, and travel accident insurance), sickness and disability benefit plans, vacation pay plans, and medical, dental, health and welfare plans, or (B) payments, coverages, benefits and age, pay and service credit for benefits under employee benefit plans substantially equivalent to those attached to his position on the Effective Date, or, in the event of any amendment or other change in any employee benefit plan or practice that would substantially reduce such payments, coverages, benefits or age, pay or service credit for benefits from their present levels, with tax-equivalent payments, coverages, benefits and age, pay and service credit for benefits under other arrangements reasonably satisfactory to Employee; or

          (ix) Any failure by the Company to obtain the assumption of, and the agreement to perform, this Agreement, by any successor as contemplated by paragraph 3(a) below.

A Constructive Discharge in accordance with the provisions of this paragraph 2(c) shall not be deemed a voluntary termination of employment by Employee for the purpose of this Agreement or any plan or practice of the Company or its subsidiaries.

          (d) Disability.  As used in this Agreement, the term "Disability"
              ----------
means an accident or physical or mental illness which prevents Employee from substantially performing the duties and responsibilities attached to his position described in paragraph 2(c)(i) above on the Effective Date for six consecutive calendar months. Employee shall not be considered under a Disability for purposes of this Agreement until the close of business on the last day of such six months' period. If the amount of any Salary or other compensation payable to Employee during such six month period is reduced by any payments which Employee receives for the same period because of disability under any disability or pension plan of the Company or any subsidiary of the Company, such reduction shall not be considered a failure to pay Employee the amount of salary so reduced for purposes of paragraph 2(c)(iii) above.

          (e) Notice of Termination.  Any termination by the Company for Cause
              ---------------------
or Disability as defined in paragraphs 2(b) and (d) above or by Employee for Constructive Discharge as defined in paragraph 2(c) above shall be communicated by written Notice of Termination from the Company or the Employee (as the case may be) to the other party. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment under the provision so indicated. If any dispute concerning termination of Employee's employment under paragraphs (b), (c) or (d) above results in a final determination that a proper basis for such termination did not exist, Employee's employment hereunder shall be treated as having been terminated other than pursuant to paragraph (b), (c) or (d), as the case may be, by the party who gave Notice of Termination.

          3.  Successors; Binding Agreement:
              ------------------------------

          (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, including without limitation any entity formed or availed of to hold the interests of the public shareholders of the Company, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall entitle Employee to compensation under section 1 above, in the same amount and on the same terms as she would be entitled to hereunder if his employment were terminated by the Company other than for Disability or Cause and the Administrator were to determine that such termination was not primarily related to Employee's performance or the ordinary course of business, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the date of termination.

          (b) As used in this Agreement, the "Company" shall mean the Company as herein before defined and any successor to its business and/or assets as aforesaid which executes and delivers an agreement provided for in paragraph 3(a) above or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

          (c) This Agreement and all rights of Employee hereunder shall inure to the benefit of and be enforceable by Employee's personal or legal representatives, executors, administrators, successors, heirs, distributes, devisees and legatees. If Employee should die while any amounts are due and payable to his hereunder, all such amounts, unless otherwise provided herein, shall be paid to Employee's designated beneficiary or, if there be no such designated beneficiary, whether because none was designated or because none is alive or in existence at the time any amount becomes payable hereunder, to the legal representatives of Employee's estate.

          (d) Except as to withholding of any tax under the laws of the United States or any other country, state or locality, neither this Agreement nor any right or interest hereunder nor any amount payable at any time hereunder shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, or other legal process, or encumbrance of any kind by Employee or the beneficiaries of Employee or by his legal representatives without the Company's prior written consent, nor shall there be any right of set-off or counterclaim in respect of any debts or liabilities of Employee, his beneficiaries or legal representatives; provided, however, that nothing in this paragraph shall preclude Employee from designating a beneficiary to receive any benefit payable on his death, or the legal representatives of Employee from assigning any rights hereunder to the person or persons entitled thereto under his will or, in case of intestacy, to the person or persons entitled thereto under the laws of intestacy applicable to his estate.

          4.  Agreement Binding.
              -----------------

          This Agreement shall be binding upon and shall inure to the benefit of Employee,his heirs and legal representatives, and the Company, its successors and assigns and any person, firm, corporation or other entity which succeeds to all or substantially all of the business, assets or property of the Company, as provided in section 3 hereof.

          5.  General Provisions.
              ------------------

          (a) This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and cancels and supersedes any and all other agreements between the parties with respect to the subject matter hereof. However, this Agreement is not intended to diminish, compromise or otherwise affect adversely any rights Employee may have in respect of termination of employment (other than rights to severance pay in the circumstances covered by section 1 above) under any plan or arrangement other than this Agreement.

          (b) Any modification of this Agreement shall not be binding unless in writing and signed by the Company and Employee.

          (c) No provision of this Agreement shall impair or diminish any rights which the Company may have to terminate Employee's employment with or without Cause, subject to the consequences of such termination set forth in this Agreement. No provision of this Agreement shall be construed to create any right on the part of the Employee to continue in the employ of the Company for any period of time or at any particular rate of compensation.

          (d) In no event shall Employee be entitled to any payments under this Agreement unless and until the Company terminates Employee's employment other than for Cause or Disability during the Term, or Constructively Discharges Employee during the Term, and the Administrator determines that such termination of employment or Constructive Discharge (as the case may be) is or was not primarily related to Employee's performance or the ordinary course of business.

          (e) This Agreement is being executed in two or more counterparts, each of which shall be considered an original.

          6.  Enforceability.
              --------------

          In the event that any provision of this Agreement is determined to be invalid or unenforceable, the remaining terms and conditions of this Agreement shall be unaffected and shall remain in full force and effect, and any such determination of invalidity or unenforceability shall not affect the validity or enforceability of any other provision of this Agreement.

          7.  Notices.
              -------

          All notices which may be necessary or proper for either the Company or Employee to give to the other shall be in writing and shall be delivered by hand or sent by registered or certified mail, return receipt requested, or by air courier, to Employee at:

          Edward N. Wadsworth
          44 Fayette Street
          Boston, MA 02116

and shall be sent in the manner described above to the Company, c/o the General Partner, at 399 Boylston Street, 10th Floor, Boston, MA 02116, Attention:
Secretary, or delivered by hand to the Secretary of the General Partner, and shall be deemed given when sent, provided that any Notice of Termination or notice given pursuant to section 2 hereof shall be deemed given only when received. Any party may by like notice to the other party change the address at which she or they are able to receive notices hereunder.

          8.  Arbitration.
              -----------

          Any controversy or claim arising out of, or related to, this Agreement, or the breach thereof, shall be settled by binding arbitration in the City of Boston, in accordance with the rules then obtaining of the American Arbitration Association, and the arbitrator's decision shall be binding and final, and judgment upon the award rendered may be entered in any court having jurisdiction thereof.

          9.  Governing Law.
              -------------

          The Agreement is executed in the Commonwealth of Massachusetts and shall be governed by and enforceable in accordance with the laws thereof without giving effect to the principles of conflict of laws thereof.

          10. Legal Fees and Expenses.
              -----------------------

          To provide Employee with reasonable assurance that the purposes of this Agreement will not be frustrated by the cost of its enforcement should the Company fail to perform its obligations under this Agreement or should the Company or any subsidiary, affiliate or shareholder of the Company contest the validity or enforceability of this Agreement, the Company shall pay and be solely responsible for any attorney's fees and expenses, including arbitration costs and court costs, incurred by Employee as a result of the Company's failure to perform this Agreement or any provision hereof to be performed by the Company or as a result of the Company or any subsidiary, affiliate or shareholder of the Company contesting the validity or enforceability of this Agreement or any provision hereof to be performed by the Company.

          IN WITNESS WHEREOF, the Limited Partnership and the General Partner have caused this Agreement to be signed by their proper representatives and Employee has hereunto set his hand as of the date first above written.


              NEW ENGLAND INVESTMENT COMPANIES, L.P.

              By New England Investment Companies, Inc.
               as General Partner
[Seal]

              By Robert A. Shafto
                 ----------------
Attest:       Chairman, Compensation Committee of the Board
              New England Investment Companies, Inc.



Edward N. Wadsworth
-------------------
Secretary


              NEW ENGLAND INVESTMENT COMPANIES, INC.
[Seal]



Attest:       By Robert A. Shafto
                 ----------------
              Chairman, Compensation Committee of the Board



Edward N. Wadsworth
Secretary

                EMPLOYEE



                Edward N. Wadsworth
                -------------------
                Edward N. Wadsworth